Exhibit 10.1

ASSET PURCHASE AGREEMENT

by and between

MEDIAG3, INC.

and

ADML HOLDINGS, LTD.

November 16, 2007

TABLE OF CONTENTS

Page

ARTICLE 1

PURCHASE OF ASSETS

1

1.1

Purchase of Assets

1

1.2

No Assumption of Liabilities

1

1.3

Purchase Price

1

1.4

Closing

1

1.5

Valuation and Allocation of Purchase Price

1

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF SELLER

2

2.1

Organization and Good Standing

2

2.2

Authorization and Binding Effect of Documents

2

2.3

Absence of Conflicts

2

2.4

Consents and Notices

2

2.5

No Subsidiaries

2

2.6

Capitalization and Ownership

2

2.7

Title to Purchased Assets

3

2.8

Condition Purchased Assets

3

2.9

Contracts

3

2.10

Intellectual Property

4

2.11

Real Property

6

2.12

Financial Statements

6

2.13

Absence of Certain Changes or Events

7

2.14

Tax Matters

7

2.15

Inventory

7

2.16

Insurance

7

2.17

Employee Matters

7

2.18

Employee Benefit Plans

7

2.19

Environmental Matters

7

2.20

Export Laws

8

2.21

Litigation

8

2.22

Certain Payments

8

2.23

Compliance with Law

8

2.24

Insolvency; Conveyance

8

2.25

Broker’s or Finder’s Fees

9

2.26

Investment Representations

9

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF BUYER

10

3.1

Organization and Good Standing

10

3.2

Authorization and Binding Effect of Documents

10

3.3

Absence of Conflicts

10

3.4

Consents and Notices

10

ARTICLE 4

ADDITIONAL COVENANTS

10

4.1

Conduct of Business

10

-i-

TABLE OF CONTENTS

(continued)

Page

4.2

No Other Negotiations

11

4.3

Access and Information

11

4.4

Bill of Sale

11

4.5

Publicity

11

4.6

Further Assurances

11

4.7

Power of Attorney

11

4.8

Payment of Taxes

11

4.9

Transaction Costs

12

4.10

Bulk Sale Laws

12

ARTICLE 5

CONDITIONS TO CLOSE

12

5.1

Conditions for Buyer to Close

12

5.2

Conditions for Seller to Close

12

ARTICLE 6

INDEMNIFICATION AND TERMINATION

13

6.1

Survival of Representations and Warranties

13

6.2

Indemnification Procedures

13

6.3

Termination of Agreement

14

6.4

Effect of Termination

14

ARTICLE 7

GENERAL PROVISIONS

14

7.1

Attorneys’ Fees

14

7.2

Entire Agreement

14

7.3

Amendments and Waivers

14

7.4

Notices

15

7.5

Binding Effect; Third Party Benefits

15

7.6

Assignment

15

7.7

Severability

15

7.8

References and Construction

15

7.9

Governing Law

16

7.10

Counterparts

16

-ii-

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (the “Agreement”) is made effective as of November 16, 2007 by and between MediaG3, Inc., a Delaware corporation (“Buyer”), and ADML Holdings, Ltd., a Cayman Islands corporation (“Seller”).

RECITAL

Buyer wishes to acquire from Seller certain assets and Seller wishes to convey such assets to Buyer, under the terms and conditions of this Agreement.

Now, therefore, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1

PURCHASE OF ASSETS

1.1

Purchase of Assets.  At the Closing (as defined below) Seller will sell, assign, convey and transfer to Buyer, and Buyer will acquire from Seller, all of Seller’s right, title and interest in and to all Seller Intellectual Property (as defined in Section 2.10) and the assets listed on Exhibit A attached hereto (collectively, the “Purchased Assets”). Except for the Purchased Assets, Seller will not sell, assign, convey or transfer any other assets of Seller.

1.2

No Assumption of Liabilities.  Buyer shall not assume or agree to pay, discharge, or otherwise be responsible for any debt, liability, commitment, tax, undertaking or any other obligation of Seller, whether known, unknown, absolute, contingent or otherwise, of any nature, kind or description whatsoever, and whether arising before or after the Closing (as defined below).

1.3

Purchase Price.  At the Closing and as consideration for the acquisition of the Purchased Assets, Buyer agrees to issue to Seller an aggregate of six million (6,000,000) shares of restricted common stock of Buyer (the “Shares”).

1.4

Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place by mail or facsimile at the offices of Hopkins & Carley, A Law Corporation, 70 S. First Street, San Jose, California, 95113 on November 19, 2007, or at such other time and place as the parties may agree.

1.5

Valuation and Allocation of Purchase Price.  The value of the consideration will be allocated among the Purchased Assets as indicated on a schedule (the “Tax Allocation Schedule”) to be prepared jointly by Buyer and Seller and delivered at the Closing.  The Tax Allocation Schedule will be binding upon Buyer and Seller. The parties agree that each will not take any position inconsistent with this Section 1.5 in any return, report or other document submitted to any taxing authority.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer that the statements contained in this Article 2 are correct and complete as of the date hereof and will be correct and complete as of the Closing, except as specified to the contrary in the disclosure schedule prepared by Seller and attached hereto (the “Disclosure Schedule”). The Disclosure Schedule is arranged in Sections corresponding to the numbered and lettered Sections contained in this Article 2.

2.1

Organization and Good Standing.  Seller is a corporation duly organized, validly existing and in good standing under the laws of the Cayman Islands. Seller is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business makes such qualification necessary, except for such failures to be so duly qualified and in good standing that are not reasonably expected to result in a material adverse affect on the business or assets of Seller. Section 2.1 of the Disclosure Schedule sets forth each jurisdiction where Seller is qualified to do business.

2.2

Authorization and Binding Effect of Documents.  Seller has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder. Seller has full corporate power and authority to own, use, license and lease its assets and properties and to carry on its business as now conducted and as will be conducted up to the Closing. This Agreement has been duly authorized, executed and delivered by Seller and, subject to the due authorization, execution and delivery by Buyer, constitutes a legal, valid and binding obligation of Seller, except to the extent that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement or creditors rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

2.3

Absence of Conflicts.  The execution, delivery and performance of this Agreement by Seller does not conflict with or violate any law, regulation, judgment, order, or decree, or Seller’s organizational and charter documents.

2.4

Consents and Notices.  The execution, delivery and performance of this Agreement by Seller does not require the consent, waiver, approval, permit, license, clearance or authorization of, or any declaration or filing with, any court or public agency or other government authority, or the consent of or notice to any third party under any contract, arrangement or commitment to which Seller is bound.

2.5

No Subsidiaries.  Seller has no subsidiaries and does not otherwise directly or indirectly hold any equity, membership, partnership, joint venture or other ownership interest in any person or entity.

2.6

Capitalization and Ownership.  Section 2.6 of the Disclosure Schedule lists (i) the authorized capital stock and the issued and outstanding shares of capital stock of Seller, and (ii) all shareholders of Seller and the number of shares held by each such shareholder. All of the outstanding shares of Seller are duly authorized, validly issued, fully paid and non-assessable. All of the outstanding shares of Seller are free and clear of all liens, encumbrances, security agreements, options, claims, charges, and restrictions. There are no outstanding options, warrants, convertible securities, or other rights, agreements, arrangements, or commitments obligating Seller, its shareholders, or any other person or entity to issue or sell any securities or ownership interests in Seller.

2.7

Title to Purchased Assets.  Seller has good and marketable title to the Purchased Assets. The Purchased Assets are free and clear of restrictions on or conditions to transfer or sale, and free and clear of liens, pledges, charges, security interests, conditional sales agreements, encumbrances, equities, claims, or other adverse claims or interests of any nature whatsoever.

2.8

Condition Purchased Assets.  The Purchased Assets are in good condition and repair (except for normal wear and tear) and have been maintained in accordance with reasonably prudent maintenance practices.

2.9

Contracts.  Section 2.9 of the Disclosure Schedule contains a true and complete list of each of the following contracts or other arrangements to which Seller is a party or by which any of the Purchased Assets are bound:

(a)

customer agreements;

(b)

supplier agreements;

(c)

distributor, sales representative and similar agreements that are not already included in (a) or (b) above;

(d)

agreements, promissory notes or other instruments relating to the borrowing of money, or the guaranty of any such obligation for the borrowing of money;

(e)

lease or rental agreements related to real property;

(f)

lease or rental agreements related to personal property;

(g)

employment, independent contractor or labor union agreements;

(h)

noncompetition agreements and any other agreements containing provisions prohibiting or limiting the ability of Seller to engage in any business activity;

(i)

advertising, marketing and promotional agreements;

(j)

agreements related to Seller Intellectual Property (as defined in Section 2.10); or

(k)

contracts, arrangements or commitments between Seller, on the one hand, and any current or former director, officer, shareholder, or affiliate of Seller, on the other hand;

(l)

any other material agreements affecting or related to Seller’s business or the Purchased Assets.

Each agreement listed in Section 2.9 of the Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms. Seller and, to the knowledge of Seller, the other parties to such agreements have performed all of their respective obligations and conditions under such agreements. True and complete copies of such agreements, or summaries in the case of oral arrangements, have been delivered to Buyer.

2.10

Intellectual Property.

(a)

As used in this Agreement, “Intellectual Property Rights” means worldwide all intellectual property, proprietary, or similar rights, including any or all of the following and all rights in, arising out of, or associated therewith: (i) all utility and design patents and applications therefor and all reissued divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all registered and unregistered copyrights, and copyright registrations and applications; (iii) all registered and unregistered common law trademarks, trade names, trademark applications and registrations, and other trade symbols; and (iv) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology and technical data, and all documentation relating to any of the foregoing.

(b)

As used in this Agreement, “Seller Intellectual Property” means any and all intellectual property listed on Section 2.10(c) of the Disclosure Schedule, together with all Intellectual Property Rights contained therein and all other Intellectual Property Rights of Seller.

(c)

Section 2.10(c) of the Disclosure Schedule (i) lists (A) all United States, international and foreign patents and applications therefor; (B) all registered and unregistered copyrights, and copyright registrations and applications; (C) all registered and unregistered common law trademarks, trade names, fictitious business names, trademark applications and registrations, and other trade symbols, that are owned or used by Seller; and (D) all domain names registered in Seller’s name and applications and registrations therefore; and (ii) lists any proceedings or actions before any court of tribunal (including the United States Patent and Trademark Office (the “PTO”) or equivalent authority anywhere in the world) to which Seller or any subsidiary is a party and in which claims are raised relating to the validity, enforceability, scope, ownership or infringement of any of the Seller Intellectual Property.

(d)

To the best knowledge of Seller, except as set forth in Section 2.10(d) of the Disclosure Schedule, each item of Seller Intellectual Property is valid and subsisting, other than any registered trademarks indicated on Section 2.10(d) of the Disclosure Schedule as no longer being used by Seller or any subsidiary.  All necessary registration, maintenance and renewal fees in connection with such Seller Intellectual Property that are or will be due for payment on or before the Closing have been or will be timely paid and all necessary documents and certificates in connection with such Seller Intellectual Property that are or will be due for filing on or before the Closing have been or will be timely filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Seller Intellectual Property.  Section 2.10(d) of the Disclosure Schedule lists all actions that must be taken by Seller within 60 days of the Closing, including the payment of any registration, maintenance or renewal fees or the filing of any documents, for the purposes of maintaining or renewing any Seller Intellectual Property.

(e)

There are no agreements to which Seller or any subsidiary is a party that would restrict the ability of Buyer to transfer or license Seller Intellectual Property without restriction and without payment of any kind to any third party immediately following the Closing.

(f)

Seller has all requisite right, title and interest in and to all of the Seller Intellectual Property. Each item of Seller Intellectual Property is owned exclusively by Seller and is free and clear of liens, pledges, charges, security interests, conditional sales agreements, encumbrances, licenses, equities, claims, or other adverse claims or interests of any nature whatsoever.

(g)

Except for trade secrets that lost their status as trade secrets upon the release of a new product or service, upon the issuance of a patent or publication of a patent application, or as a result of a good faith business decision to disclose such trade secret, and except for trademarks, service marks, slogans or similar designations that Seller or a subsidiary made a good faith business decision to stop using, neither Seller nor any subsidiary has (i) transferred ownership of, or granted any exclusive license with respect to, any Seller Intellectual Property that is, or as of the time of such transfer or exclusive license was, material to Seller or to any other person, or (ii) permitted Seller’s or any subsidiary’s rights in any Seller Intellectual Property that is or was at the time material to Seller to enter into the public domain.

(h)

Seller is the exclusive owner of all Seller Intellectual Property.  The Seller Intellectual Property includes all of the Intellectual Property Rights that are used in or necessary to the conduct of Seller’s business as currently conducted, and Seller possesses all technology that is used in or necessary to the conduct of Seller’s business as currently conducted.

(i)

Other than (i) licenses for the public or open source technology listed in Section 2.10(i) of the Disclosure Schedule and (ii) licenses for shrink-wrap code, Section 2.10(i) lists all of the agreements under which Seller or any subsidiary receives a license from any person of any Intellectual Property Rights of such person or a third party, other than agreements that are not substantially focused on the license of Intellectual Property Rights, such as service, lease, sales or nondisclosure agreements in which the license of Intellectual Property rights is incidental to the primary purposes of such agreement.

(j)

Section 2.10(j) of the Disclosure Schedule lists all contracts, licenses and agreements to which Seller or any subsidiary is a party under which Seller or any subsidiary has granted rights under any Seller Intellectual Property to third parties (other than rights granted to contractors or vendors to use Seller Intellectual Property for the sole benefit of Seller).

(k)

No third party that has licensed Intellectual Property Rights to Seller or any subsidiary has retained sole ownership of or exclusive license rights under any Intellectual Property Rights in any material improvements or derivative works made solely or jointly by Seller or any subsidiary under such license.

(l)

The operation of the business of Seller as it is currently conducted does not infringe or misappropriate any Intellectual Property Rights of any person.  Neither Seller nor any subsidiary has received notice from any person claiming that Seller’s business or any of Seller Intellectual Property infringes or misappropriates any Intellectual Property Rights of any person (nor does Seller have knowledge of any facts that constitute a reasonable basis for any good faith claim of such infringement or misappropriation).

(m)

To the best knowledge of Seller, no person is infringing or misappropriating any Seller Intellectual Property.

(n)

Seller has taken reasonable steps to protect Seller’s rights in confidential information and trade secrets of Seller or provided by any other person to Seller.

(o)

No Seller Intellectual Property is subject to any outstanding decree, order, judgment, settlement agreement, or similar obligation binding on Seller that restricts in any manner the use, transfer or licensing thereof by Seller or that affects the validity, use or enforceability of such Seller Intellectual Property.

2.11

Real Property.  Section 2.11 of the Disclosure Schedule lists all real property owned by, leased to or leased by Seller. The zoning of each such property permits the presently existing improvements and the continuation of the business presently being conducted on such property. Seller has not commenced, nor has it received notice of the commencement of, any proceeding that would affect the present zoning classification of any such property.

2.12

Financial Statements.  Section 2.12 of the Disclosure Schedule contains an unaudited balance sheet and income statement at December 31, 2006 and for the year then ended  and are collectively referred to as the “Seller Financial Statements”.

(a)

Seller Financial Statements accurately reflect the books and records of Seller and fairly summarizes, in all respects, the results of operations of Seller business for the periods indicated (except as may be indicated in the notes thereto and, in the case of any interim period financial statements, subject to normal year-end adjustments, which adjustments will not be material in amount or significance). The Seller Financial Statements have been prepared in accordance with United States Generally Accepted Accounting Principles consistently applied throughout the period indicated.

(b)

Seller has no debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected or reserved against in the Seller Financial Statements. Seller is not directly or indirectly liable to or obligated to provide funds in respect of or to guaranty or assume any obligation of any person except to the extent reflected and fully reserved against in the Seller Financial Statements.

(c)

Seller maintains accurate books and records and internal accounting controls which provide reasonable assurance that (i) all transactions to which Seller is a party or by which its properties are bound are executed with management’s authorization, (ii) the reported accountability of Seller’s assets is compared with existing assets at regular intervals, (iii) access to Seller’s assets is permitted only in accordance with management’s authorization, and (iv) all transactions to which Seller is a party, or by which its properties are bound, are recorded as necessary to permit preparation of the Financial Statements in accordance with United States Generally Accepted Accounting Principles consistently applied.

2.13

Absence of Certain Changes or Events.  Since December 31, 2006, there has not been any material adverse change in the Purchased Assets (contingent or otherwise) and Seller has not entered into or agreed to enter into any transaction, contract or commitment or taken or agreed to take any action which would result in a material adverse effect on the Purchased Assets.

2.14

Tax Matters.  Seller has filed all federal, state and local tax returns which are required to be filed unless extensions have been obtained, and has paid all taxes and all assessments to the extent that such taxes and assessments have become due. Seller has made adequate provision for all accrued and unpaid taxes, assessments, penalties and other governmental charges, whether or not disputed, and Seller has made and will continue to make adequate provision for such taxes on its books and records.

2.15

Inventory.  All inventory reflected in the Seller Financial Statements consisted, and all such inventory acquired since the Seller Financial Statements consists, of a quality and quantity usable and salable in the ordinary course of business as currently conducted or as reasonably contemplated to be conducted.

2.16

Insurance.  Section 2.16 of the Disclosure Schedule lists all insurance policies held by Seller concerning its business and properties. Seller has maintained and now maintains (i) insurance on all of its assets and properties of a type customarily insured and (ii) adequate insurance protection against all liabilities, claims, and risks against which it is customary to insure. Seller is not in default on paying any premiums with regard to any such policies.

2.17

Employee Matters.  Seller does not have and has never had, any collective bargaining, union, or labor agreements, contracts, or other arrangements with any group of employees, labor union, or employee representative. There is no organization effort currently being made, or to the knowledge of Seller, threatened by or on behalf of any collective bargaining entity with respect to employees of Seller.

2.18

Employee Benefit Plans.  Section 2.18 of the Disclosure Schedule lists each employee benefit or compensation plan, agreement, policy, program or arrangement covering present or former employees, officers and directors of, and advisors and consultants to, Seller, including but not limited to “employee benefit plans” within the meaning of section 3(3) of ERISA, stock purchase, stock option or any other stock-based award, profit sharing, fringe benefit, post-retirement health, health, life, vision and/or dental insurance coverage (including any self-insured arrangement), disability benefit, supplemental unemployment benefit, vacation benefit, change in control, retention, severance, termination pay, bonus and deferred compensation plans, agreements or funding arrangements (collectively, the “Benefit Plans”), whether written or oral and whether sponsored, maintained or contributed by Seller. Seller is not in default or breach under any of the Benefit Plans and, to the knowledge of Seller, there are no facts or conditions that will result in a default or breach under any of the Benefit Plans.

2.19

Environmental Matters.  Seller possesses any and all environmental licenses or permits necessary to or required for the operation of its business as currently conducted and as reasonably contemplated to be conducted. There have been no private or governmental claims, citations, complaints, notices, of violation or letters made, issued to or threatened against Seller by any governmental entity or private or other party for the impairment or diminution of, or damage, injury or other adverse effects to, the environment or public health resulting, in whole or in part, from the operation of Seller’s business. Seller has duly complied with, and the operation of its business is in compliance with, all federal, state and local environmental, health and safety laws, codes, regulations and ordinances.

2.20

Export Laws.  Seller has complied in all material respects with U.S. export control and import laws and regulations. No product, technical data or service provided, made, sold or distributed by Seller now or during the last five (5) years that was exported, re-exported or transshipped (i) outside of the United States of America required a license or authorization for export, re-export or transshipment from the U.S. government, or (ii) from a country other than the United States of America required a license for export, re-export or transshipment from any governmental authority of such country. No product, technical data or service provided, made, sold, distributed or owned by Seller now or during the last five (5) years has been disclosed, disseminated or released to a foreign national in the United States in a manner that required Seller to obtain a license for deemed export from the United States of America without Seller obtaining such license for deemed export from the United States of America.

2.21

Litigation.  There are no claims, investigations, actions, suits, arbitrations or other proceedings pending or, to the knowledge of Seller, threatened against Seller which would, individually or in the aggregate if adversely determined, result in a material adverse effect on the Purchased Assets or Seller’s business, or which would give any third party the right to enjoin the transactions contemplated by this Agreement. To the knowledge of Seller, there is no basis for any such claim, investigation, action, suit, arbitration or other proceeding which would, individually or in the aggregate if adversely determined, result in a material adverse effect on the Purchased Assets or Seller’s business. There are no existing or, to the knowledge of Seller, pending orders, judgments or decrees of any court or governmental agency affecting the Purchased Assets or Seller’s business.

2.22

Certain Payments.  Neither Seller nor any of its directors, officers, employees or agents has directly or indirectly (i) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment in violation of any federal, state, local, foreign or other constitution, ordinance, regulation, statute, treaty, or other law to any person or entity, private or public, regardless of form, whether in money, property, or services (1) to obtain favorable treatment in securing business, (2) to pay for favorable treatment for business secured, or (3) to obtain special concessions or for special concessions already obtained, for or in respect of Seller or any affiliate of Seller; or (ii) established or maintained any fund or asset that has not been recorded in the books and records of Seller.

2.23

Compliance with Law.  The operation of Seller business complies in all material respects with the applicable rules and regulations of all federal, state, local or other laws, statutes, ordinances, regulations, and any applicable order, writ, injunction or decree of any court, commission, board, agency or other instrumentality.

2.24

Insolvency; Conveyance.  No insolvency proceedings of any character including without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting Seller, or any of the Purchased Assets, are pending or threatened. Seller is not entering into this Agreement or the transactions contemplated hereby with the actual intent to hinder, delay or defraud any creditor. The transfer of the Purchased Assets to Buyer is being made for consideration that is reasonably equivalent to the value of the Purchased Assets.

2.25

Broker’s or Finder’s Fees.  No agent, broker, investment banker or other person or firm acting on behalf of or under the authority of Seller is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee, directly or indirectly, in connection with the transactions contemplated by this Agreement.

2.26

Investment Representations.  Seller represents and warrants to Buyer as follows:

(a)

Seller has been furnished all materials relating to Buyer which Seller has requested, and has been afforded the opportunity to ask questions and receive answers concerning Buyer and to request any additional information necessary to verify the accuracy of any other information received in connection with the transaction contemplated by this Agreement.

(b)

In evaluating the suitability of an investment in Buyer, Seller has not relied on any representations or other information (whether oral or written) from Seller or any of its agents, other than as set forth in this Agreement.

(c)

Seller understands that the offering and sale of the Shares is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Act”), by virtue of Section 4(2) of the Act and the provisions of Regulation D promulgated thereunder.  The Shares have not been registered under the Act or under the securities laws of any other jurisdiction and Buyer will not be under any obligation to so register the Shares.  Seller represents that Seller is purchasing the Shares for Seller’s own account, for investment and not with a view to resale, distribution or other disposition, and Seller has no present plans to enter into any contract, undertaking, agreement or arrangement for any such resale, distribution or other disposition.  Seller will not sell or otherwise transfer the Shares without registration under the Act and applicable state securities laws, or pursuant to an applicable exemption from registration.

(d)

Seller understands that the transferability of the Shares will be restricted under the Act and applicable state securities laws, and that Seller shall not transfer any or all of the Shares except in accordance with the following legend, which legend shall appear on the certificates representing the Shares:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the  securities laws of any state or jurisdiction (the “Securities Laws”).  These securities (and any securities into which they may be converted) may not be offered, sold, transferred, pledged or hypothecated in the absence of registration under the applicable Securities Laws, or the availability of an exemption therefrom.  This certificate will not be transferred on the books of the Company or any transfer agent acting on behalf of the Company except upon the receipt of an opinion of counsel, satisfactory to the Company, that the proposed transfer is exempt from the registration requirements of all applicable Securities Laws, or the receipt of evidence, satisfactory to the Company, that the proposed transfer is the subject of an effective registration statement under all applicable Securities Laws.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller that the statements contained in this Article 3 are correct and complete as of the date hereof and will be correct and complete as of the Closing.

3.1

Organization and Good Standing.  Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business makes such qualification necessary, except for such failures to be so duly qualified and in good standing that are not reasonably expected to result in a material adverse affect on the business or assets of Buyer.

3.2

Authorization and Binding Effect of Documents.  Buyer has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by Buyer and, subject to the due authorization, execution and delivery by Seller, constitutes a legal, valid and binding obligation of Buyer, except to the extent that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement or creditors rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

3.3

Absence of Conflicts.  The execution, delivery and performance of this Agreement by Buyer does not conflict with or violate any law, regulation, judgment, order, decree, or Buyer’s organizational and charter documents.

3.4

Consents and Notices.  The execution, delivery and performance of this Agreement by Buyer does not require the consent, waiver, approval, permit, license, clearance or authorization of, or any declaration or filing with, any court or public agency or other authority, or the consent of or notice to any third party under any contract, arrangement or commitment to which Buyer is bound.

ARTICLE 4

ADDITIONAL COVENANTS

4.1

Conduct of Business.  Prior to the Closing, Seller will operate in the ordinary course of business and consistent with past practices and use its commercially reasonable efforts to preserve the goodwill and value of the Purchased Assets.

4.2

No Other Negotiations.  Neither Seller nor any of its directors, officers, employees, agents, representatives, or affiliates shall, directly or indirectly, solicit, initiate or encourage submission of inquires, proposals, or offers from any other third party relating to a merger, consolidation, asset purchase or any other acquisition of all or any substantial portion of the Purchased Assets. Seller agrees to not cooperate with or participate in any negotiations regarding any of the foregoing. If Seller or any of its directors, officers, employees, agents, representatives, or affiliates receives any such inquiry, order, or proposal, such Seller will promptly notify Buyer in writing of all relevant details relating to such inquiry, offer or proposal.

4.3

Access and Information.  Prior to the Closing, Seller will permit Buyer and its representatives to have reasonable access during normal business hours to Seller’s officers, employees, agents, customers, suppliers, facilities, properties, and books and records. During such period Buyer shall be given copies of documents and information concerning the transactions contemplated by this Agreement as it may reasonably request.

4.4

Bill of Sale.  At the Closing, the parties will execute a Bill of Sale and Assignment and Assumption Agreement in substantially the form attached hereto as Exhibit B.

4.5

Publicity.  No party to this Agreement shall issue any press release or publicly disclose any information or statement relating to this Agreement without first obtaining the prior written consent of other party; provided however, that Buyer may make any disclosure that is necessary or appropriate under federal or state securities laws.

4.6

Further Assurances.  The parties to this Agreement shall execute such other documents, instruments, certificates and agreements as may reasonably be required to give effect to the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, Seller shall, upon the request of Buyer, reasonably cooperate with and assist Buyer filing and perfecting all patent, copyright, trademark and other registrations to which Buyer is entitled with respect to the Purchased Assets to the extent permitted or made necessary by statute, regulation or government agency, including, without limitation, executing and delivering all documents in connection therewith. All such registrations shall be applied for in the names of the actual inventors or authors as necessary and shall be assigned to Buyer, and Seller shall execute and deliver such forms of assignment, powers of attorney and other documents which are necessary to give effect to the provisions hereof.

4.7

Power of Attorney.  If Seller is unable or unwilling to fully perform its obligations under Section 4.6 above, Seller hereby irrevocably designates and appoints Buyer or its assigns and their duly authorized officers and agents as Seller’s agents and attorneys-in-fact to act for and in Seller’s behalf and instead of Seller, to execute and file any registration, application or other document and to do all other lawfully permitted acts in connection with the Purchase Assets.

4.8

Payment of Taxes.  Seller agrees to timely pay any and all sales and other taxes to the State of California and of any other applicable government entity that arises out of or is incurred in connection with the sale and transfer of the Purchased Assets to Buyer under this Agreement.

4.9

Transaction Costs.  Buyer will pay all of its respective fees and costs, including attorneys’, accountants’, finders’ and other fees, incurred by the Buyer in connection with the negotiation, execution and performance of this Agreement and the transactions contemplated hereby. Seller will pay all of its fees and costs, including attorneys’, accountants’, finders’ and other fees, incurred by Seller in connection with the negotiation, execution and performance of this Agreement and the transactions contemplated hereby.

4.10

Bulk Sale Laws.  Buyer and Seller hereby waive compliance with Division 6 of the California Uniform Commercial Code relating to a bulk sale of assets. Seller agrees to indemnify and hold harmless Buyer and its officers, directors, agents, employees and affiliates from any and all demands, claims, actions, suits, proceedings, assessments, judgments, costs, losses, damages, liabilities and expenses (including reasonable attorneys’ fees) relating to or arising out of any failure to comply with any such bulk sale laws.

ARTICLE 5

CONDITIONS TO CLOSE

5.1

Conditions for Buyer to Close.  The obligations of Buyer to be discharged under this Agreement on or prior to the Closing are subject to satisfaction of the following conditions at or prior to the Closing (unless expressly waived in writing at or prior to the Closing):

(a)

The representations and warranties of Seller in this Agreement shall be true and correct in all material respects at and as of the Closing, with the same force and effect as though such representations and warranties had been made at and as of the Closing.

(b)

Each of the covenants and obligations of Seller to be performed on or before the Closing pursuant to the terms of this Agreement shall have been duly performed in all material respects.

(c)

There shall be no pending or threatened litigation in any court or any proceeding before or by any governmental entity against any party to this Agreement to restrain or prohibit or obtain damages or other relief with respect to this Agreement or the consummation of the transactions contemplated by this Agreement.

(d)

All necessary contractual and governmental consents, approvals, orders, or authorizations shall have been obtained and be in full force and effect and all necessary contractual or governmental notices shall have been received and be in full force and effect.

5.2

Conditions for Seller to Close.  The obligations of Seller to be discharged under this Agreement on or prior to the Closing are subject to satisfaction of the following conditions at or prior to the Closing (unless expressly waived in writing at or prior to the Closing):

(a)

The representations and warranties of Buyer in this Agreement shall be true and correct in all material respects at and as of the Closing, with the same force and effect as though such representations and warranties had been made at and as of the Closing.

(b)

Each of the covenants and obligations of Buyer to be performed on or before the Closing pursuant to the terms of this Agreement shall have been duly performed in all material respects.

(c)

There shall be no pending or threatened litigation in any court or any proceeding before or by any governmental entity against any party to this Agreement to restrain or prohibit or obtain damages or other relief with respect to this Agreement or the consummation of the transactions contemplated by this Agreement.

(d)

All necessary contractual and governmental consents, approvals, orders, or authorizations shall have been obtained and be in full force and effect and all necessary contractual or governmental notices shall have been received and be in full force and effect.

ARTICLE 6

INDEMNIFICATION AND TERMINATION

6.1

Survival of Representations and Warranties.  All representations, warranties, covenants and agreements made in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing.

(a)

Indemnification by Seller.  Seller shall indemnify and hold harmless Buyer and its officers, directors, agents, employees and affiliates from any and all demands, claims, actions, suits, proceedings, assessments, judgments, costs, losses, damages, liabilities and expenses (including reasonable attorneys’ fees) relating to or arising out of (i) any breach or inaccuracy by Seller of any of its representations, warranties, covenants or agreements set forth in this Agreement or in any instrument delivered pursuant to this Agreement, or (ii) all liabilities and obligations of Seller.

(b)

Indemnification by Buyer.  Buyer shall indemnify and hold harmless Seller and its officers, directors, agents, employees and affiliates from any and all demands, claims, actions, suits, proceedings, assessments, judgments, costs, losses, damages, liabilities and expenses (including reasonable attorneys’ fees) relating to or arising out of any breach or inaccuracy by Buyer of any of its representations, warranties, covenants or agreements set forth in this Agreement or in any instrument delivered pursuant to this Agreement.

6.2

Indemnification Procedures.  Any party entitled to receive indemnification under this Article 6 (the “Indemnified Party”) shall promptly notify the other party or parties required to provide such indemnification (the “Indemnifying Party”). Such notice shall describe the matters involved in reasonable detail, and the Indemnifying Party shall be entitled to assume the defense thereof upon written notice to the Indemnified Party with counsel reasonably satisfactory to the Indemnified Party; provided, that once the defense thereof is assumed by the Indemnifying Party, the Indemnifying Party shall keep the Indemnified Party advised of all developments in the defense thereof and any related litigation, and the Indemnified Party shall be entitled at all times to participate in the defense thereof at its own expense. If the Indemnifying Party fails to notify the Indemnified Party of its election to defend or contest its obligation to indemnify under this Article 6, the Indemnified Party may pay, compromise, or defend such a claim without prejudice to any right it may have hereunder.

6.3

Termination of Agreement.  This Agreement and the transactions contemplated herein may be terminated:

(a)

prior to the Closing by mutual written consent of Buyer and Seller;

(b)

by Buyer upon the written notice to Seller if (i) at no fault of Buyer, any of the conditions set forth in Section 5.1 have not been satisfied or waived by December 31, 2007 or by such other date as the parties mutually agree in writing; and (ii) if such condition relates to Seller’s breach of a representation, warranty or covenant, such party shall not have cured the breach within fourteen (14) days following written notice of the breach by Buyer; or

(c)

by Seller upon the written notice to Buyer if (i) at no fault of Seller, any of the conditions set forth in Section 5.2 have not been satisfied or waived by December 31, 2007 or by such other date as the parties mutually agree in writing; and (ii) if such condition relates to Buyer’s breach of a representation, warranty or covenant, Buyer shall not have cured the breach within fourteen (14) days following written notice of the breach by Seller.

6.4

Effect of Termination.  If this Agreement is terminated as provided in Section 6.3, this Agreement shall become void and there shall be no liability or obligation on the part of Buyer or Seller, or their respective officers, directors, agents, employees or affiliates; provided, however, that each party shall remain liable for any breaches of this Agreement prior to its termination; provided further, that Article 7 and this Section 6.4 shall remain in full force and effect and shall survive any termination of this Agreement.

ARTICLE 7

GENERAL PROVISIONS

7.1

Attorneys’ Fees.  If any suit or action is instituted to enforce the rights of any party under this Agreement or to interpret this Agreement, the successful party shall be entitled to reasonable attorneys’ fees, court costs, and all other expenses incurred in connection with settling or resolving such suit or action. The “successful party” shall mean the party who receives substantially the relief desired whether by arbitration, settlement, dismissal or otherwise.

7.2

Entire Agreement.  The exhibits and schedules to this Agreement are incorporated into this Agreement by reference. This Agreement and the exhibits and schedules hereto constitute the entire agreement and understanding between the parties with respect to the subject matter hereof and supersede any prior negotiations, agreements, understandings or arrangements between the parties with respect to the subject matter hereof.

7.3

Amendments and Waivers.  Any term or provision of this Agreement may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against whom the enforcement of such amendment, waiver, discharge or termination is sought.

7.4

Notices.  Any notice, request, instruction or other document to be given hereunder shall be in writing and shall be deemed given and effective (i) when delivered personally, by fax with delivery confirmation, or prepaid overnight service, or (ii) three days after the postmark date if mailed by certified mail, postage prepaid, return receipt requested:

If to Buyer, to:	William Yuan Chief Executive Officer MediaG3, Inc. One Almaden Blvd., Suite 310 San Jose, CA 95113 Fax: (408) 557-8800

With a copy to (which shall not constitute notice): Cathryn S. Gawne, Esq. Hopkins & Carley, A Law Corporation 70 S. First Street San Jose, CA 95113 Phone: (408) 286-9800 Fax: (408) 998-4790

If to Seller, to:	ADML Holdings, Ltd. [_____] [_____] ATTN: President Fax: [_____]

With a copy to (which shall not constitute notice): [_____], Esq. [_____] [_____] [_____] Fax: [_____]

7.5

Binding Effect; Third Party Benefits.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors, heirs and assigns of the parties. Nothing in this Agreement, express or implied, shall confer on any person other than the parties and their respective successors or assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

7.6

Assignment.  This Agreement and any rights hereunder shall not be assignable by any party without the written consent of the other parties hereto.

7.7

Severability.  If any one or more of the provisions of this Agreement shall be held invalid or unenforceable, it is the specific intent of the parties that such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all the other provisions of this Agreement and all other applications of such provisions shall not be affected thereby.

7.8

References and Construction.  All references in this Agreement to articles and sections are to articles and sections contained in this Agreement unless a different document is expressly specified. The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if all parties have prepared it.

7.9

Governing Law.  This Agreement will be construed in accordance with the laws of the State of California without giving effect to principles of conflict of laws.

7.10

Counterparts.  This Agreement may be executed in counterparts, each of which when so executed will be deemed to be an original, and all such counterparts will together constitute but one and the same instrument.

The parties have executed this Agreement effective as of the date first written above.

BUYER:

MediaG3, Inc., a Delaware corporation

By:/s/ William Yuan

William Yuan

Chief Executive Officer

SELLER:

ADML Holdings, Ltd.

By:/s/ Joseph Anzalone

   Joseph Anzalone

  Chief Executive Officer

(Signature page to Asset Purchase Agreement.)

EXHIBIT A

PURCHASED ASSETS

ASSET CATEGORY	DESCRIPTION

FIXED ASSETS[1]	Computer Software, Test Equipment

HARDWARE INV.[2]	Partially built systems AIU, RFU, CPE and related equipment

Work in Progress[3]	Components to be assembled or installed to complete system.

INTANGIBLES

IP

U.S. Patent No. 5,875,396. Title: Multichannel Radio Frequency Transmission System to Deliver Wideband Digital Data Into Independent Sectorized Service Areas.

U.S. Patent No. 5,923,229 Title: Simultaneous Polarization and Frequency Filtering of Transmitter and Receiver Signals in Single Antenna Systems.

U.S. Patent No. 5,914,620 Title: Frequency Doubling of a Quadrature- Amplitude Modulated Signal Using a Frequency Multiplier.

U.S. Patent No. 6,0141,219 Title: Integrated Orthogonal Mode Tranducer/Filter Design for Microwave Frequency- Design.

U.S. Patent No. 6,243,427 Title: Multichannel Radio Frequency Transmission System To Deliver Wideband Digital Data Into Independent Sectorized Service Areas.

European Patent No. 0861559:

China counterpart patent ZL96198287X

3 Network Certificates in China market

1 This asset category includes printers, Ethernet switches, copy machine, office equipment (i.e. fax machine, projector, TV), PC’s, keyboards & mice, lap top PC’s, office furnishings.

2 Includes RFU (Radio Frequency Unit) inventories, mounting hardware, power supplies, BPU motherboards, AIU (Air Interface Unit) with assembled rack components, ATU inventory, NIU inventory.

3 Includes various components (plugs, sockets, connectors, etc).

A-1

EXHIBIT B

BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT

This Bill of Sale and Assignment and Assumption Agreement (this “Agreement”) is effective as of November 26, 2007, by and among MediaG3, Inc., a California corporation (“’MediaG3”), and ADML Holdings, Ltd., a Cayman Islands corporation (“ADML”).

RECITAL

MediaG3 and ADML have entered into an Asset Purchase Agreement dated November 16, 2007 (the “Asset Purchase Agreement”), pursuant to which MediaG3 has agreed to acquire certain Purchased Assets of ADML (as defined in the Asset Purchase Agreement) subject to the terms and conditions provided herein and in the Asset Purchase Agreement:

Now, therefore, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.

Transfer of Assets.  ADML hereby sells, assigns, conveys and transfers to MediaG3, its successors and assigns, all of the right, title and interest of ADML in and to the Purchased Assets as described in Section 1.1 of the Asset Purchase Agreement, free and clear of liens, pledges, charges, security interests, conditional sales agreements, encumbrances, equities, claims, or other adverse claims or interests of any nature whatsoever.

2.

No Assumption of Liabilities.  MediaG3 shall not assume and does not agree to pay, discharge, or otherwise be responsible for any debt, liability, commitment, tax, undertaking or any other obligation of ADML, whether known, unknown, absolute, contingent or otherwise, of any nature, kind or description whatsoever.

3.

Further Assurances.  The parties to this Agreement shall execute such other documents, instruments, certificates and agreements as may reasonably be required to give effect to the transfer and assignment contemplated by this Agreement.

4.

Binding Effect; Third Party Benefits. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors, heirs and assigns of the parties. Nothing in this Agreement, express or implied, shall confer on any person other than the parties and their respective successors or assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

5.

Headings; Capitalized Terms. The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof. Unless otherwise indicated herein, capitalized terms shall have the meanings set forth in the Asset Purchase Agreement.

6.

Governing Law. This Agreement will be construed in accordance with the laws of the State of California without giving effect to principles of conflict of laws.

B-1

7.

Counterparts. This Agreement may be executed in counterparts, each of which when so executed will be deemed to be an original, and all such counterparts will together constitute but one and the same instrument.

The parties have executed this Agreement effective as of the date first written above.

ADML Holdings, Inc.

By:/s/ Joseph Anzalone

Name:Joseph Anzalone

Title: Chief Executive Officer

MediaG3, Inc.

By:/s/ William Yuan

William Yuan

Chief Executive Officer

B-2